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Exhibit 11.  Computation Re: Earnings Per Share



                                  --------------------------------------------------------------------------------
                                                                Three Months Ended,
                                  --------------------------------------------------------------------------------

                                              March 31, 1999                           March 31, 1998
                                  ---------------------------------------   --------------------------------------
                                                 Weighted        Per                      Weighted        Per
                                                  Average       Share                      Average       Share
                                    Income        Shares       Amount         Income       Shares       Amount
                                  ------------ ------------- ------------   ----------- ------------- ------------

Basic Earnings per
   Common Share
Income available to
   common shareholders                 $2,286          7,206       $0.32        $1,978          7,167       $0.28
                                                             ============                             ============

Effect of Dilutive Shares
Options issued to
   management                               -             43                         -             83
                                  ------------ --------------               ----------- -------------

Diluted Earnings per
   Common Share                        $2,286          7,249       $0.32        $1,978          7,250       $0.27
                                  ============ ============= ============   =========== ============= ============



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